Contact: Jim Radosevich
 Vice President, Corporate Finance & Investor Relations
  Phone: 847-304-5800; email - jim.radosevich@clarkconsulting.com

Clark Consulting acquires Baden Retirement Plan Services, LLC, a third party administrator of employee benefit plans

Barrington, IL, August 31, 2006 - Clark Consulting (NYSE: CLK) a national firm dedicated to helping companies keep their best people through integrated compensation, benefits and funding solutions, today announced the purchase of the assets of Baden Retirement Plan Services, a Fort Wayne, Indiana third party administrator of qualified benefit plans. The new entity will be known as the Qualified Retirement Plan Consulting and Administration Group, and will be part of the Corporate Solutions Practice of Clark Consulting. The purchase is for $8 million in cash, and is expected to be immediately accretive to earnings.

Founded in 1991, Baden Retirement Plan Services’ team of over 50 professionals provide a full range of plan design, compliance and recordkeeping and compliance testing for defined contribution plans for over 1,500 qualified plans in 49 out of 50 states. As an independent third party administrator, Baden Retirement Plan Services offers clients the choice to work with any asset provider or financial professional.

For the second consecutive year, BRPS has been ranked in the Top 10 Plan Administrators in the nation in the 401kExchange Provider Ratings.

Clark Consulting plans to retain all Baden Retirement Plan Services personnel and resources. Marilyn Manzer and Tom Ackmann will be leading this group and be a part of our consulting practice within Corporate Solutions.

Baden is a well-respected organization which offers a new core competency to serve Clark’s existing banking clients and potential corporate clients. This new capability allows Clark to offer more diverse offerings to all organizations.

“Ron Baden and Marilyn Manzer have built a practice that is remarkable in its ability to consistently deliver excellent client service as it has grown in clients and services” said Dennis Christiansen, EVP of Clark Consulting’s Corporate Solutions Practice. “We are delighted to have them become a part of Clark Consulting and continue their high quality growth.”

The change will also bring additional services to Baden Retirement Plan Services’ clients and enable more organizations across the country to benefit from Baden’s employee benefit plan administrative services. Clark Consulting has both the consulting expertise and the distribution network to make that happen.

“Clark Consulting is a terrific new home for the Baden Retirement Plan Services’ team,” said Ron Baden, Founder. “We were looking for a match in terms of long-term dedication to excellence and experience in client service and this is the best possible outcome.”

Founded in 1967, Clark Consulting is a firm with expertise in executive compensation and benefit design, financing and plan administration. With more than 3,800 corporate, banking and healthcare clients, the Company’s mission is helping companies keep their best people.

All statements other than statements of historical fact included in this news release are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. These statements are not a guarantee of future performance. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as difficulties associated with changes in tax legislation, dependence on key consultants, the Company’s dependence on persistency of existing business, credit risk related to renewal revenue, acquisition risks such as our ability to integrate acquired businesses, competitive factors and pricing pressures, dependence on certain insurance companies, changes in legal and regulatory requirements, general economic conditions and such other factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission. Such statements reflect the current views of the Company’s management with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. The Company has no intention, and disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise. Further information may be obtained at the Company’s Internet site: http://www.clarkconsulting.com.